Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion on Form 8-K of our report dated November 20, 2008 with respect to the audited financial statements of Dollar Days International, LLC for the years ended December 31, 2007 and 2006.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

March 19, 2009